UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 16, 2015

Carter’s, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-31829	13-3912933
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Phipps Tower

3438 Peachtree Road NE, Suite 1800

Atlanta, Georgia 30326

(Address of principal executive offices, including zip code)

(678) 791-1000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On September 16, 2015, The William Carter Company (“TWCC”), a wholly owned subsidiary of Carter’s, Inc. (the “Company”), amended and restated the terms of its existing $375 million revolving credit facilities pursuant to a third amended and restated credit agreement (the “Third Amended and Restated Credit Agreement” and the facilities committed thereunder, the “Revolving Credit Facilities”) to provide for a $500 million revolving credit facility, the material terms of which are described in more detail below. Capitalized terms used in the description below but not defined herein have the meanings given to such terms in the Third Amended and Restated Credit Agreement.

The Third Amended and Restated Credit Agreement was entered into among TWCC, as U.S. Borrower, The Genuine Canadian Corp. (“GCC”), as Canadian Borrower, Carter’s Holdings B.V. (the “Dutch Subsidiary” and, collectively with TWCC and GCC, the “Borrowers”), as Dutch Borrower, JPMorgan Chase Bank, N.A., as Administrative Agent, U.S. Dollar Facility Swing Line Lender, U.S. Dollar Facility L/C Issuer and Collateral Agent, JPMorgan Chase Bank N.A., Toronto Branch, as Canadian Agent, Multicurrency Facility Swing Line Lender and a Multicurrency Facility L/C Issuer, J.P. Morgan Europe Limited, as European Agent, JPMorgan Chase Bank, N.A., London Branch, as a Multicurrency Facility Swing Line Lender and a Multicurrency Facility L/C Issuer, Bank of America, N.A., as Syndication Agent, J.P. Morgan Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as Joint Lead Arrangers and Bookrunners, Bank of Montreal, Branch Banking & Trust Company, Royal Bank of Canada, SunTrust Bank and U.S. Bank National Association, as Co-Documentation Agents, and certain other lenders party thereto.

The Third Amended and Restated Credit Agreement (i) refinances TWCC’s Second Amended and Restated Credit Agreement dated as of August 31, 2012 and (ii) provides liquidity to be used for ongoing working capital purposes and for general corporate purposes. The Third Amended and Restated Credit Agreement extends the maturity date of the Revolving Credit Facilities to September 16, 2020.

The Revolving Credit Facilities provide for (i) a $400 million U.S. dollar revolving facility (including a $175 million sub-limit for letters of credit and a swing line sub-limit of $50 million) available for borrowings by TWCC and (ii) a $100 million multicurrency revolving facility (including a $40 million sub-limit for letters of credit and a swing line sub-limit of $15 million), available for borrowings by each of TWCC, GCC, or the Dutch Subsidiary, in U.S. dollars, Canadian dollars, Euros, Pounds Sterling, or other currencies agreed to by the applicable lenders (together, the “Multicurrencies”).

The interest rate margins applicable to the Revolving Credit Facilities are initially 1.375% for LIBOR rate loans (which may be adjusted based upon a leverage-based pricing grid ranging from 1.125% to 1.875%) and 0.375% for base rate loans (which may be adjusted based upon a leverage-based pricing grid ranging from 0.125% to 0.875%). A commitment fee initially equal to 0.20% per annum and ranging from 0.15% per annum to 0.30% per annum, based upon a leverage-based pricing grid, is payable quarterly in arrears with respect to the average daily unused portion of the revolving loan commitments.

Under the Revolving Credit Facilities, the Company, TWCC, and certain of the domestic subsidiaries of TWCC granted to the Collateral Agent, for the benefit of the lenders, valid and perfected first priority security interests in substantially all of their present and future assets, excluding certain customary exceptions, and guarantied the obligations of the Borrowers. In addition, GCC guarantied the obligations of the Dutch Borrower and the Dutch Borrower guarantied the obligations of GCC, in each case, under the Revolving Credit Facilities. The Revolving Credit Facilities also contain covenants that restrict the Borrowers’ and their subsidiaries ability to, among other things, subject to certain customary exceptions, (i) create or incur liens, debt, guarantees or other investments, (ii) engage in mergers and consolidations, (iii) pay dividends or other distributions to, and redemptions and repurchases from, equity holders, (iv) prepay, redeem or repurchase subordinated or junior debt, (v) amend organizational documents or , and (vi) engage in certain transactions with affiliates.

The Third Amended and Restated Credit Agreement also amends and restates the financial covenants. Specifically, under the Third Amended and Restated Credit Agreement, TWCC will not (i) permit at the end of any four (4) consecutive fiscal quarters the Lease Adjusted Leverage Ratio (defined as, with certain adjustments, the ratio of TWCC’s consolidated indebtedness plus six times rent expense to consolidated net income before interest, taxes, depreciation, amortization, and rent expense (“EBITDAR”)) to exceed 4.00:1.00 (provided, however, that if any “Material Acquisition” shall occur and the Lease Adjusted Leverage Ratio on a pro forma basis giving effect to the consummation of the Material Acquisition shall be less than 4:00:1:00, then the maximum Lease Adjusted Leverage Ratio may be increased to 4.50:1:00 for the fiscal quarter in which such Material Acquisition is consummated and the three (3) fiscal quarters immediately following the fiscal quarter in which such Material Acquisition shall occur) or (ii) permit at the end of any four (4) consecutive fiscal quarters the Consolidated Fixed Charge Coverage Ratio (defined as, with certain adjustments, the ratio of consolidated EBITDAR to consolidated fixed charges (defined as interest plus rent expense)), for any such period to be less than 2.25:1.00 (provided, however, that if any Material Acquisition shall occur and the Consolidated Fixed Charge Coverage Ratio on a pro forma basis giving effect to the consummation of the Material Acquisition shall be at least 2.25:1:00, then the minimum Consolidated Fixed Charge Coverage Ratio may be decreased to 2:00:1:00 for the fiscal quarter in which such Material Acquisition is consummated and the three (3) fiscal quarters immediately following the fiscal quarter in which such Material Acquisition shall occur).

The Third Amended and Restated Credit Agreement also modifies certain other covenants of the Revolving Credit Facilities and provides that certain covenants fall away and that the liens over the collateral securing each of TWCC’s, GCC’s and the Dutch Subsidiary’s collective obligations are released following, among other things, the achievement of, and during the maintenance of, investment grade ratings by Moody’s Investor Services, Inc. and Standard & Poor’s Ratings Services.

The Third Amended and Restated Credit Agreement provides for incremental facilities in an aggregate amount not to exceed $250 million, either in the form of a commitment increase under the Revolving Credit Facilities or the incurrence of one or more tranches of term loans (with the aggregate U.S. Dollar amount available to TWCC not to exceed $200 million and the aggregate Multicurrency amount available to TWCC, GCC, and the Dutch Borrower not to exceed $50 million).

The foregoing description of the Third Amended and Restated Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the Third Amended and Restated Credit Agreement, which is filed with this Current Report as Exhibit 10.1.

Item 2.03.	Creation of a Direct Financial Obligation.

The information set forth in Item 1.01 is incorporated by reference into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit 10.1	Third Amended and Restated Credit Agreement, dated as of September 16, 2015, by and among The William Carter Company, as U.S. Borrower, The Genuine Canadian Corp., as Canadian Borrower, Carter’s Holdings B.V., as Dutch Borrower, JPMorgan Chase Bank, N.A., as Administrative Agent, U.S. Dollar Facility Swing Line Lender, U.S. Dollar Facility L/C Issuer and Collateral Agent, JPMorgan Chase Bank N.A., Toronto Branch, as Canadian Agent, Multicurrency Facility Swing Line Lender and a Multicurrency Facility L/C Issuer, J.P. Morgan Europe Limited, as European Agent, JPMorgan Chase Bank, N.A., London Branch, as a Multicurrency Facility Swing Line Lender and a Multicurrency Facility L/C Issuer, Bank of America, N.A., as Syndication Agent, J.P. Morgan Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as Joint Lead Arrangers and Bookrunners, Bank of Montreal, Branch Banking & Trust Company, Royal Bank of Canada, SunTrust Bank and U.S. Bank National Association, as Co-Documentation Agents and certain other lenders party thereto.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, Carter’s, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

September 22, 2015

CARTER’S, INC.

By:	/s/ MICHAEL C. WU
Name:	Michael C. Wu
Title:	Senior Vice President, General Counsel and Secretary